Exhibit 10.1

WOLVERINE WORLD WIDE, INC.
STOCK INCENTIVE PLAN OF 2005

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2005 (the "Plan") for its non-employee directors and corporate, divisional and Subsidiary officers and key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards.

          1.2          Purpose of Plan. The purpose of the Plan is to provide non-employee directors, officers and key management employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of non-employee directors, officers and key employees with the interests of the Company's stockholders through the opportunity for increased stock ownership and to attract and retain non-employee directors, officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

SECTION 2

Definitions

          The following words have the following meanings unless a different meaning plainly is required by the context:

          2.1          "Act" means the Securities Exchange Act of 1934, as amended.

          2.2          "Award Agreement" means one or more written agreements or other instruments as may be approved from time to time by the Committee implementing the grant of an Incentive Award. An Award Agreement may but need not be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company), and may consist of certificates, notices, terms and conditions or similar instruments as approved by the Committee.

          2.3          "Board" means the Board of Directors of the Company.

          2.4          "Change in Control," unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

          2.5          "Code" means the Internal Revenue Code of 1986, as amended.

          2.6          "Committee" has the meaning set forth in Section 3.1.

          2.7          "Common Stock" means the Common Stock, $1 par value, of the Company.

          2.8          "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

          2.9          "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's stockholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.10          "Director" means each member of the Board who is not an officer or employee of the Company or any Subsidiary of the Company. The status of the Chairman of the Board as a Director or officer shall be determined by the Committee.

          2.11          "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.12          "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

          2.13          "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Award to a Participant pursuant to the Plan.

          2.14          "Market Value" shall equal, unless a different calculation measure is specified by the Committee, the mean of the highest and lowest sale prices of shares of Common Stock reported on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, exercise or vesting, as applicable, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

          2.15          "Participant" means a Director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who is granted an Incentive Award under the Plan.

          2.16          "Permitted Successor" means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

          2.17          "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.18          "Qualifying Performance Criteria" shall have the meaning provided in Section 11.2.

          2.19          "Restricted Period" means the period of time during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to the risk of forfeiture and restrictions on transfer pursuant to Section 7. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.20          "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

          2.21          "Restricted Stock Unit" means an award to a Participant pursuant to Section 7 of the Plan.

          2.22          "Retirement" means the voluntary termination of all employment or service as a member of the Board by a Participant after the Participant has attained (i) 50 years of age and seven years of service (as a Director and/or an employee and/or officer of the Company or a Subsidiary), (ii) 62 years of age, or (iii) such other age or years of service as shall be determined by the Committee or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.23          "Stock Appreciation Right" or "SAR" means a right awarded to a Participant pursuant to Section 6 of the Plan that entitles the Participant to receive, in cash or shares of Common Stock or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

          2.24          "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

          2.25          "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

          2.26          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

          3.1          The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Incentive Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Incentive Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Incentive Award shall be subject to the form of Incentive Award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Incentive Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

          3.2          Power and Authority. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such

Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards; (iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Incentive Awards, the exercise or purchase price of such shares and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change of Control), or other factors, and the period of time following termination of employment or service as a member of the Board during which Incentive Awards may be exercised; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 4.4; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

          3.3          Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Incentive Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Incentive Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

          3.4          Amendments or Modifications of Incentive Awards; No Stock Option Repricing. Subject to Section 14, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; and (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; provided, that Stock Options and SARs issued under the Plan may not be repriced or modified without stockholder approval if the effect of such repricing or modification would be to reduce the exercise price of such Incentive Awards to the same Participants.

          3.5          Indemnification of Committee Members. Neither any member nor former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any employee, officer, agent or expert employed or retained by the Committee or the Company.

SECTION 4

Shares Subject to the Plan

          4.1          Number of Shares. Subject to adjustment as provided in Section 4.4 of the Plan, the total number of shares of Common Stock issued under Incentive Awards pursuant to the Plan shall not exceed 4,250,000 shares of Common Stock, provided that each share of Common Stock issued pursuant to awards of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Stock Awards shall be counted against this limit as two (2) shares. For purposes of the first sentence of this Section 4.1, the number of shares issued pursuant to Incentive Awards under this Plan at any time shall not be reduced by shares subject to Incentive Awards that have been terminated, expired unexercised, forfeited or settled in cash. Shares of Common Stock subject to this Section 4.1 shall be authorized and may be either unissued or treasury shares or shares repurchased by the Company, including shares purchased on the open market.

          4.2          Limitations Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 450,000 shares of Common Stock, which number shall be calculated and adjusted pursuant to Section 4.4 only to the extent that such calculation or adjustment will not affect the status of any Incentive Award theretofore issued or that may thereafter be issued as "performance based compensation" under Section 162(m) of the Code. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options (within the meaning of Section 422(b) of the Code) granted under the Plan shall not exceed 4,250,000, subject to adjustment as provided in Section 4.4, but only to the extent that such adjustment will not affect the status of any Stock Option intended to qualify as an incentive stock option under Section 422(b) of the Code.

          4.3          Limitations on Incentive Awards to Directors. The maximum number of shares subject to Incentive Awards granted during any calendar year to a Participant who is a Director shall equal a number of shares of Common Stock having a deemed value on the date of grant equal to one hundred fifty percent (150%) of the aggregate value of the retainer and full Board meeting fees that the Committee determines that such Director is eligible to earn in respect of such calendar year, with the "deemed value" of Stock Awards, Restricted Stock or Restricted Stock Units for purposes only of this Section 4.3 being calculated as the Market Value of the shares subject to such award, and the "deemed value" of Stock Options and SARs being calculated as the Market Value of the shares subject to such award divided by two (2); provided, however, that in the first calendar year in which such Participant becomes a Director, the maximum number of shares subject to Incentive Awards granted to the Participant shall equal a number of shares of Common Stock having a deemed value as calculated under this Section 4.3 on the date of grant equal to three hundred percent (300%) of the aggregate value of the retainer and full Board meeting fees that the Committee determines that such Director is eligible to earn in respect of a year of service as a Director.

          4.4          Adjustments.

          (a)          Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the Committee shall provide that the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan and the limitation provided in Section 4.2, together with applicable exercise prices, as well as the number and kind of securities available for issuance under the Plan, shall be adjusted in such manner and at such time as it determines shall be appropriate under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (b)          Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were stockholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the Committee shall provide that the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as it determines shall be appropriate under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5

Stock Options

          5.1          Grants. Stock Options may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. The Committee may grant a Stock Option or provide for the grant of a Stock Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (including any Qualifying Performance Criteria), or the satisfaction of an event or condition within the control of the recipient of the

Award. No Participant shall have any rights as a stockholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. Each Stock Option shall be evidenced by an Award Agreement. Stock Options granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Stock Option awarded to a Participant who is not a Director provide for full vesting in a period of less than 3 years, except in the event of the Participant's death, disability or Retirement or upon a Change in Control. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of a Stock Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code, subject to Section 5.4 of the Plan.

          5.2          Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value of the Company's Common Stock on the date of grant.

          5.3          Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or so provides, in actual or attested shares of Common Stock owned by the Participant and meeting holding requirements established by the Committee or other consideration substantially equivalent to cash. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a full recourse promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options. The Company or any of its Subsidiaries shall not extend credit, directly or indirectly, to an executive officer or director in violation of Section 13 of the Act.

          5.4          Incentive Stock Options. Notwithstanding anything to the contrary in this Section 5, in the case of the grant of a Stock Option that the Committee designates as intended to qualify as an "incentive stock option" (within the meaning of Section 422(b) of the Code): (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a "10% Stockholder"), the purchase price of such Stock Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Stock Option must expire within a period of not more than five (5) years from the date of grant, and (b) termination of employment will be deemed to occur when the person to whom an Incentive Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 5 to the contrary, options designated as incentive stock options shall not be eligible for treatment under the Code as incentive stock options to the extent that either (i) the aggregate fair market value of shares of Common Stock

(determined as of the time of grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted, and (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

          5.5          Limits on Exercisability. Except as set forth in Section 5.7, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee.

          5.6          Restrictions on Stock Options.

          (a)          General. Unless the Committee provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution. To the extent that the Committee otherwise determines to permit the transfer of a Stock Option, as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms specified by the Committee. Except to the extent the Committee provides otherwise, all provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's obligation to satisfy tax withholding requirements and to vesting or forfeiture being related to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          5.7          Termination of Employment or Officer or Director Status. Unless the Committee provides otherwise, Stock Options shall expire upon the earlier of the expiration of the term established pursuant to Section 5.5 and the date determined as set forth herein:

          (a)          General. If a Participant's employment with the Company or a Subsidiary or service as a member of the Board terminates for any reason other than the Participant's death, disability, Retirement or termination for cause, Stock Options granted to the Participant may continue to be exercised in accordance with their terms for a period of three (3) months after such termination of employment or of service as a director, but only to the extent the Participant was entitled to exercise the Stock Options on the date of such termination. For purposes of the Plan, the following shall not be considered a termination of employment or service: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment with continued service as a Director or termination of service as a Director when the Participant thereafter serves as an employee. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or member of the Board, or after the termination of employment or service as a member of the Board other than for cause but during the time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall become fully vested and exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death.

          (c)          Disability. If a Participant ceases to be employed by the Company and its Subsidiaries or a member of the Board due to the Participant's disability (as defined in the Company's long-term disability plan), then all of the Participant's Stock Options shall immediately fully vest, and the Stock Options held by the Participant at the time of such termination of employment or service shall be exercisable by the Participant or the personal representative of such Participant for one year following such termination of employment or service.

          (d)          Participant Retirement. Upon a Participant's Retirement as an employee or officer of the Company and its Subsidiaries or Retirement from service as a member of the Board, then all of the Participant's Stock Options shall immediately fully vest, and the Stock Options held by the Participant at the time of such Retirement shall be exercisable by the Participant or the personal representative of such Participant during the remaining term of the Stock Options.

          (e)          Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. The Committee or officers designated by the Committee shall determine whether a termination is for cause.

SECTION 6

Stock Appreciation Rights

          6.1          Grants. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of a Stock Option granted under Section 5, other Incentive Awards granted under the Plan or stock options granted under any other Company equity compensation plan ("tandem SARs") or without reference to other Incentive Awards or stock options ("freestanding SARs"). The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each Participant. Any Stock Appreciation Right granted in tandem with a stock option or Incentive Award may be granted at the same time such option or Incentive Award is granted or at any time thereafter before exercise or expiration of such stock option or Incentive Award. Unless settled in cash, the exercise of a tandem SAR will be in lieu of the exercise of the stock option or Incentive Award in connection with which the tandem SAR was granted. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5 and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Incentive Award or stock option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

          6.2          Exercise or Settlement Price. The per share price for exercise or settlement of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value of the Company's Common Stock on the date of grant. Other than in connection with a change in the Company's capitalization (as described in Section 4.4) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

          6.3          Medium and Time of Payment. Stock Appreciation Rights may be settled in shares of Common Stock, cash or a combination thereof, as determined by the Committee.

          6.4          Limits on Exercisability. Except as set forth in Section 6.6, Stock Appreciation Rights shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee.

          6.5          Restrictions on Stock Appreciation Rights.

          (a)          General. Unless the Committee provides otherwise, Stock Appreciation Rights granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution. To the extent that the Committee otherwise determines to permit the transfer of a Stock Appreciation Right, as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms specified by the Committee. Except to the extent the Committee provides otherwise, all provisions of a Stock Appreciation Right that are determined with reference to the Participant, including without limitation those that refer to the Participant's obligation to satisfy tax withholding requirements and to vesting or forfeiture being related to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Appreciation Right.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Appreciation Right under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          6.6          Termination of Employment or Officer or Director Status. Unless the Committee provides otherwise, Stock Appreciation Rights shall expire upon the earlier of the expiration of the term established pursuant to Section 6.4 and the date determined as set forth herein:

          (a)          General. If a Participant's employment with the Company or a Subsidiary or service as a member of the Board terminates for any reason other than the Participant's death, disability, Retirement or termination for cause, Stock Appreciation Rights granted to the Participant may continue to be exercised in accordance with their terms for a period of three (3) months after such termination of employment or of service as a director, but only to the extent the Participant was entitled to exercise the Stock Appreciation Rights on the date of such termination. For purposes of the Plan, the following shall not be considered a termination of employment or service: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment with continued service as a Director or termination of service as a Director when the Participant thereafter serves as an employee. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or member of the Board, or after the termination of employment or service as a member of the Board other than for cause but during the time when the Participant could have exercised a Stock Appreciation Right, the Stock Appreciation Rights issued to such Participant shall become fully vested and exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death.

          (c)          Disability. If a Participant ceases to be employed by the Company and its Subsidiaries or a member of the Board due to the Participant's disability (as defined in the Company's long-term disability plan), then all of the Participant's Stock Appreciation Rights shall immediately fully vest, and the Stock Appreciation Rights held by the Participant at the time of such termination of employment or service shall be exercisable by the Participant or the personal representative of such Participant for one year following such termination of employment or service.

          (d)          Participant Retirement. Upon a Participant's Retirement as an employee or officer of the Company and its Subsidiaries or Retirement from service as a member of the Board, then all of the Participant's Stock Appreciation Rights shall immediately fully vest, and the Stock Appreciation Rights held by the Participant at the time of such

Retirement shall be exercisable by the Participant or the personal representative of such Participant during the remaining term of the Stock Appreciation Rights.

          (e)          Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Appreciation Rights previously granted. The Committee or officers designated by the Committee shall determine whether a termination is for cause.

SECTION 7

Restricted Stock and Restricted Stock Units

          7.1          Grant. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market price of such shares at the date of grant.

          7.2          Restricted Stock Agreements. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless an Award Agreement provides otherwise, Restricted Stock and Restricted Stock Unit awards shall be subject to the terms and conditions set forth in this Section 7.

          7.3          Vesting. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that in no event shall the grant, issuance, retention, vesting and/or settlement of shares under Restricted Stock or Restricted Stock Unit Awards that is based on performance criteria and the level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued

employment or the passage of time shall provide for vesting or settlement in full of a Restricted Stock or Stock Unit Award over a period of less than three years from the date the Award is made, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a Change in Control. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock or Restricted Stock Unit is granted.

          7.4          Termination of Employment or Officer or Director Status. Unless the Committee provides otherwise:

          (a)          General. In the event of termination of employment or officer or director status during the Restricted Period for any reason other than death, disability or Retirement, any Restricted Stock or Restricted Stock Unit award still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment or service: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment with continued service as a Director or termination of service as a Director when the Participant thereafter serves as an employee. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death, Retirement or Disability. In the event a Participant terminates his or her employment with the Company and its Subsidiaries or service as a member of the Board because of death, disability (as defined in the Company's long-term disability plan) or Retirement during the Restricted Period, the restrictions remaining on any or all shares remaining subject to a Restricted Stock or Restricted Stock Unit award shall lapse.

          7.5          Restrictions on Transferability.

          (a)          General. Unless the Committee provides otherwise: (i) shares of Restricted Stock and interests in Restricted Stock Units shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock subject to Restricted Stock and Restricted Stock Unit awards as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          7.6          Legending of Restricted Stock. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. Stock Incentive Plan of 2005 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

          7.7          Rights as a Stockholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.4 and 7.5 of the Plan. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

          7.8          Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

SECTION 8

Stock Awards

          8.1          Grant. Subject to the limitations set forth in Section 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

          8.2          Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.

SECTION 9

Deferred Stock Units

          9.1          The Committee may establish rules for the deferred delivery of Common Stock following exercise of a Stock Option or Stock Appreciation Right or following settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, in each case with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred or to the value of the amount being so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Committee specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock, cash or a combination thereof, as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by dividend equivalents. Unless determined otherwise by the Committee, during the deferral period a Participant will not have any rights as a stockholder of the Company, including, without limitation, voting rights and the right to receive dividends or distributions. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 4.4. Any Stock Units that are settled after the holder's death shall be distributed to the holder's designated beneficiary(ies) or, if none was designated, the holder's estate. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Common Stock or any other payment with respect to any Incentive Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of additional tax under Section 409A(1)(B) of the Code.

SECTION 10

Change in Control

          10.1          Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof as set forth in Sections 5.5 and 6.4, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

          10.2          Cash Payment for Stock Options/Stock Appreciation Rights. If a Change in Control of the Company shall occur, then the Committee without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options and/or Stock Appreciation Rights.

SECTION 11

Qualifying Performance-Based Compensation

          11.1          General. The Committee may specify that the grant, retention, vesting or issuance of any Incentive Award, or the amount to be paid out under any Incentive Award, be subject to or based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued or the amount paid under an Incentive Award may, to the extent specified in the applicable agreement evidencing the award, be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

          11.2          Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (b) income, net income or operating income, (c) revenues, (d) net sales, (e) return on sales, (f) return on equity, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) earnings per share, (j) economic value added measurements, (k) return on invested capital, (l) return on operating revenue, (m) cash flow (before or after dividends), (n) stock price, (o) total stockholder return, (p) market capitalization, (q) economic value added, (r) debt leverage (debt to capital), (s) operating profit or net operating profit, (t) operating margin or profit margin or (u) cash from operations. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) the effect of acquisitions or divestitures (v) accruals for reorganization and restructuring programs and (vi) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Forms 10-K or any Form 10-Q for the performance period.

SECTION 12

General Provisions

          12.1          No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

          12.2          Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of (including through the sale of shares of Common Stock otherwise issuable pursuant to the applicable Incentive Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. To the extent specified by the Committee, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

          12.3          Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          12.4          Additional Restrictions on Shares. The Committee may provide that the shares of Common Stock issued upon exercise of a Stock Option or Stock Appreciation Right or otherwise subject to or issued under an Incentive Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Stock Option or Stock Appreciation Right or the grant, vesting or settlement of such Incentive Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Incentive Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Incentive Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Incentive Award, including without limitation restrictions under an insider trading policy, blackout period or pursuant to applicable law, and restrictions as to the use of a specified brokerage firm or equity plan administrator for such resales or other transfers.

          12.5          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally available or available only in specific cases.

          12.6          No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement authorized by the Committee.

          12.7          No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

          12.8          Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant's employment with the Company and its Subsidiaries is under consideration.

          12.9          Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

          12.10          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 13

Suspension or Termination of Awards

          13.1          Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 13, the Authorized Officer, Committee or Board may suspend the Participant's rights to exercise any Stock Option or Stock Appreciation Right, to vest in an Incentive Award, and/or to receive payment for or receive shares of Common Stock in settlement of an Incentive Award pending a determination of whether an Act of Misconduct has been committed.

          13.2          If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an "Act of Misconduct"), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or shares of Common Stock under any Incentive Award, (ii) the Participant will forfeit all outstanding Incentive Awards and (iii) the Participant may be required, at the Committee's sole discretion, to return and/or repay to the Company any then unvested shares of Common Stock previously issued under the Plan. In making such determination, the Committee or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

SECTION 14

Termination and Amendment

          14.1          The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company, provided that no such amendment may be made, without the approval of stockholders of the Company, that would (i) reduce the exercise price at which Stock Options or Stock Appreciation Rights may be granted below the price provided for in Section 5.2 and 6.2, (ii) reduce the exercise price of outstanding Options, (iii) increase the individual maximum limits in Section 4.2 or (iv) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements. The Committee may alter or amend an Award Agreement and/or Incentive Award previously granted under the Plan to the extent it determines that such action is appropriate.

          14.2          Notwithstanding anything to the contrary in Section 14.1, no such amendment or alteration to the Plan or to any previously granted Award Agreement or Incentive Award shall be made which would impair the rights of the holder of the Award, without such holder's consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 15

Effective Date and Duration of the Plan

          15.1          This Plan shall take effect April 21, 2005, subject to approval by the stockholders at the 2005 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders, but in no event will such approval be obtained more than twelve (12) months from the adoption of this Plan by the Board. Unless earlier terminated by the Board, no Incentive Award shall be granted under the Plan after April 20, 2015.